Viking Therapeutics Reports Third Quarter 2017 Financial Results and Provides Corporate Update

•	VK5211 Phase 2 hip fracture study nearing completion, data expected 4Q17

•	VK2809 Phase 2 fatty liver and hypercholesterolemia study proceeding

•	Final VK2809 data from in vivo NASH model demonstrates significant improvements in fibrosis, steatosis and NAFLD activity score

•	Positive data presentations support continued development of orphan drug programs in GSD Ia and X-ALD

•	Conference call scheduled for 4:30 pm ET today

SAN DIEGO, November 8, 2017 -- Viking Therapeutics, Inc. (Viking) (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel therapies for metabolic and endocrine disorders, today announced its financial results for the third quarter ended September 30, 2017, and provided an update on its clinical pipeline and other corporate developments.

Highlights from, and Subsequent to, the Quarter Ended September 30, 2017

“The last few months have been an exciting time at Viking as we continued moving forward with multiple pipeline programs.  Since our last update we presented positive data from three different programs at scientific conferences, which served to underscore the depth and quality of our pipeline.  Looking ahead, we remain on track to announce by year-end the results from a Phase 2 trial of our novel SARM program VK5211 in patients recovering from hip fracture,” stated Brian Lian, Ph.D., chief executive officer of Viking.  “We are also continuing to enroll patients in the Phase 2 trial of our novel thyroid receptor beta agonist VK2809 in hypercholesterolemia and fatty liver disease, and we expect to complete this study in the first half of 2018.  With respect to our orphan programs, we made progress with both VK2809 in glycogen storage disease and VK0214 in X-ALD and we’re excited by recent results from each program.  On the corporate side, during the quarter we entered into stock purchase agreements for up to $16.25 million with an institutional investor, providing financing flexibility.  We also added to our Board of Directors through the appointment of Charles A. Rowland, Jr., an experienced biopharma finance executive.”

Pipeline and Corporate Highlights

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Phase 2 clinical trial of VK5211 in patients recovering from hip fracture surgery nearing completion; data expected 4Q 2017.  VK5211 is a novel, orally available, non-steroidal small molecule selective androgen receptor modulator (SARM) which has been shown to have stimulatory effects on lean body mass and bone mineral density, and may offer significant benefits to patients recovering from hip fracture surgery.  The Phase 2 clinical trial is a randomized, double-blind, placebo-controlled, parallel group international study designed to evaluate the efficacy, safety and tolerability of VK5211 in patients recovering from hip fracture surgery.  A total of 108 patients have been randomized to receive oral once-daily VK5211 doses of 0.5 mg, 1.0 mg, 2.0 mg, or placebo for 12 weeks.  The study’s primary endpoint will evaluate the effects of VK5211 on lean body mass after 12 weeks of treatment.  Secondary and exploratory objectives include assessments of functional performance, quality-of-life, and activities of daily living, as well as safety, tolerability and pharmacokinetics.

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Phase 2 clinical trial of VK2809 in non-alcoholic fatty liver disease (NAFLD) and hypercholesterolemia continues to enroll.  VK2809 is a novel, orally available small molecule thyroid receptor agonist that possesses selectivity for liver tissue as well as the beta receptor subtype, suggesting promise in this patient population.  Patients are randomized to receive once-daily oral doses of VK2809 or placebo for 12 weeks followed by a four-week off-drug phase.  The trial's primary endpoint will evaluate the effect of VK2809 treatment on LDL-cholesterol after 12 weeks compared to placebo.  Secondary and exploratory endpoints include assessments of changes in liver fat content, inflammatory markers, and plasma lipids.  The company expects to complete this trial in the first half of 2018.

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Final results from in vivo evaluation of VK2809 in a model of diet-induced NASH presented at The Liver Meeting® 2017, the annual meeting of the American Association for the Study of Liver Diseases (AASLD), in Washington D.C.  Results from this study demonstrated statistically significant reductions in fibrosis, steatosis and the NAFLD activity score in animals treated with VK2809 compared with vehicle-treated controls.  Gene expression analyses demonstrated significant improvements in multiple genes related to fibrosis, steatosis, and metabolic control.  The presentation received a Presidential Poster of Distinction Award from the AASLD, awarded to the top 10% of presentations.

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Results from in vivo proof-of-concept study of VK2809 in glycogen storage disease type Ia (GSD Ia) presented at the 13th International Congress of Inborn Errors of Metabolism (ICIEM), in Rio De Janeiro, Brazil.  Results from this study demonstrated that VK2809 produced statistically significant improvements in multiple measures of metabolic control compared with vehicle. Treatment with VK2809 led to significant reductions in liver triglycerides, liver weight, and other metabolic markers in the glucose-6-phosphatase (G6PC) knockout mouse model, which is intended to replicate the impairment of this enzyme's function in patients with GSD Ia.  The results highlighted VK2809’s potent, rapid-acting effects in liver tissue. GSD Ia is an orphan genetic disease that results in an excess accumulation of glycogen and lipids in the liver, potentially leading to hepatic steatosis, hepatic adenomas, and hepatocellular carcinoma.

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Data from in vivo proof-of-concept study of VK0214 in X-linked adrenoleukodystrophy (X-ALD) presented at the 87th Annual Meeting of the American Thyroid Association, in Victoria, British Columbia. VK0214 is a novel, orally available small molecule thyroid receptor agonist that possesses selectivity for the beta receptor subtype. The results of this study demonstrated that long-term (25 week) treatment with VK0214 produced statistically significant reductions in plasma and tissue levels of very long chain fatty acids (VLCFAs) compared to vehicle-treated controls. VLCFA levels in central nervous system (CNS) tissues were also significantly reduced, suggesting a potential direct benefit in both brain and spinal cord.  Treatment with VK0214 was also shown to stimulate significant increases in ABCD2 transporter expression in CNS tissue, providing further evidence of its effect beyond plasma exposures.  These study results were consistent with the proposed mechanism of TRb-mediated reductions in VLCFA levels, as ABCD2 is regulated by TRb and known to play a role in VLCFA metabolism.  The successful outcome of this work serves to provide additional support for the role of selective thyroid receptor beta (TRb) activation as a potential therapeutic approach to the disease.

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Entered into stock purchase agreements for up to $16.25 million. During the third quarter, the company entered into common stock purchase agreements for up to $16.25 million with an institutional investor.  Under the terms of the agreements, Viking will control the timing and amount of any future sale of shares of common stock to the investor.

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Appointed Charles A. Rowland, Jr., to board of directors.  Mr. Rowland has more than 30 years of biopharmaceutical industry experience spanning financial management and strategic business operations.  During his career, he has acted as CEO, CFO or a director for numerous biotech companies at Viking’s stage, providing valuable guidance on financings, drug development operations and commercialization.

Financial Highlights

Third Quarter Ended September 30, 2017 and 2016

Research and development expenses for the three months ended September 30, 2017 were $3.5 million compared to $2.1 million for the same period in 2016. The increase was primarily due to increased activities related to our clinical trials for our VK5211 and VK2809 programs, preclinical efforts for our VK0214 program as well as services provided by certain third-party consultants.

General and administrative expenses for the three months ended September 30, 2017 were $1.2 million which was consistent with $1.2 million for the same period in 2016.

For the three months ended September 30, 2017, Viking reported a net loss of $6.1 million, or $0.22 per share, compared to a net loss of $3.8 million, or $0.20 per share, in the corresponding period in 2016. The increase in net loss for the three months ended September 30, 2017 was primarily due to the increase in research and development expenses noted previously and an increase in expense related to the change in fair value of debt conversion feature liability.

Nine Months Ended September 30, 2017 and 2016

Research and development expenses for the nine months ended September 30, 2017 were $10.7 million compared to $6.4 million for the same period in 2016. The increase in research and development expenses was primarily related to increases in expenses related to clinical trial activity for our VK5211 and VK2809 programs and preclinical efforts for our VK0214 program, third party manufacturing of our clinical-stage drug candidates, as well as regulatory and other consulting services provided by certain third-party consultants.

General and administrative expenses for the nine months ended September 30, 2017 were $3.9 million compared to $3.8 million for the same period in 2016. This small increase was primarily due to increases in salaries and benefits, offset by a decrease in non-cash stock compensation expense.

For the nine months ended September 30, 2017, Viking reported a net loss of $16.5 million, or $0.67 per share, compared to a net loss of $11.1 million, or $0.74 per share, in the comparable period in 2016. The increase in net loss for the nine months ended September 30, 2017 was primarily due to the increase in research and development expenses noted previously.

Balance Sheet as of September 30, 2017

At September 30, 2017, Viking held cash, cash equivalents and investments totaling $9.8 million.  As of October 31, 2017, Viking had 28,498,847 shares of common stock outstanding.

Conference Call

Management will host a conference call to discuss the company’s third quarter financial results today at 4:30 pm Eastern Time.  To participate on the conference call, please dial (844) 850-0543 from the U.S. or (412) 317-5199 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until November 16, 2017 by dialing (877) 344-7529 from the U.S. or (412) 317-0088 from outside the U.S. and entering conference ID # 10113999.  Those interested in listening to the conference call live via the internet may do so by visiting the Investor Relations section of Viking’s website at www.vikingtherapeutics.com. An archive of the webcast will be available for 30 days on the company's website at www.vikingtherapeutics.com.

About Viking Therapeutics, Inc.

Viking Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development of novel, first-in-class or best-in-class therapies for metabolic and endocrine disorders.  The company's research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients' lives.  Viking has exclusive worldwide rights to a portfolio of five therapeutic programs in clinical trials or preclinical studies, which are based on small molecules licensed from Ligand Pharmaceuticals Incorporated.  The company's clinical programs include VK5211, an orally available, non-steroidal selective androgen receptor modulator, or SARM, in Phase 2 development for the treatment and prevention of lean body mass loss in patients who have undergone hip fracture surgery, VK2809, a small molecule thyroid beta agonist in Phase 2 development for hypercholesterolemia and non-alcoholic fatty liver disease, and VK0612, a first-in-class, orally available drug candidate in Phase 2 development for type 2 diabetes.  Viking is also developing novel and selective agonists of the thyroid beta receptor for GSD Ia and X-linked adrenoleukodystrophy, as well as two earlier-stage programs targeting metabolic diseases and anemia.

Follow Viking on Twitter @Viking_VKTX.

Forward-Looking Statements

This press release contains forward-looking statements regarding Viking Therapeutics, including statements about Viking's expectations regarding its development activities, timelines and milestones, as well as the company's goals and plans regarding VK5211, VK2809 and VK0214 and their respective prospects, and potential future sales of shares under the company’s recent stock purchase agreements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the success, cost and timing of Viking's product candidate development activities and clinical trials, including those for VK5211 and VK2809; risks that prior clinical and preclinical results may not be replicated; and risks regarding regulatory requirements, among others. These forward-looking statements speak only as of the date hereof.  Viking disclaims any obligation to update these forward-looking statements.

Viking Therapeutics, Inc.

Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$—	$—	$—	$—
Operating expenses:
Research and development	3,464,639	2,104,794	10,708,169	6,353,030
General and administrative	1,226,892	1,159,488	3,934,768	3,756,721
Total operating expenses	4,691,531	3,264,282	14,642,937	10,109,751
Loss from operations	(4,691,531)	(3,264,282)	(14,642,937)	(10,109,751)
Other income (expense):
Change in fair value of debt conversion feature liability	(1,136,074)	(64,514)	(287,700)	444,083
Amortization of debt discount	(256,596)	(431,227)	(1,024,479)	(1,356,861)
Amortization of financing costs	(17,568)	(45,852)	(537,528)	(45,852)
Interest income (expense), net	2,111	(1,556)	(548)	(18,832)
Total other income (expense), net	(1,408,127)	(543,149)	(1,850,255)	(977,462)
Net loss	(6,099,658)	(3,807,431)	(16,493,192)	(11,087,213)
Other comprehensive gain (loss), net of tax:
Unrealized gain on securities	2,442	649	3,334	1,233
Comprehensive loss	$(6,097,216)	$(3,806,782)	$(16,489,858)	$(11,085,980)
Basic and diluted net loss per share	$(0.22)	$(0.20)	$(0.67)	$(0.74)
Weighted-average shares used to compute basic and diluted net loss per share	27,469,784	18,991,971	24,665,941	15,052,139

Viking Therapeutics, Inc.

Balance Sheets

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,568,063	$3,075,502
Short-term investments – available for sale	7,270,719	10,075,058
Prepaid clinical trial costs	1,346,171	541,603
Prepaid expenses and other current assets	340,121	282,666
Total current assets	11,525,074	13,974,829
Deferred public offering and other financing costs	275,029	521,538
Deposits	39,341	39,341
Total assets	$11,839,444	$14,535,708
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,555,472	$1,203,888
Other accrued liabilities	2,837,392	1,237,122
Accrued interest, current	9,982	34,894
Convertible notes payable, current (net of discount of $662,588 and $675,589 at September 30, 2017 and December 31, 2016, respectively)	3,180,411	3,269,582
Debt conversion feature liability, current	2,030,226	731,048
Total current liabilities	9,613,483	6,476,534
Deferred rent	—	16,307
Total long-term liabilities	—	16,307
Total liabilities	9,613,483	6,492,841
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value: 10,000,000 shares authorized at September 30, 2017 and December 31, 2016; no shares issued and outstanding at September 30, 2017 and December 31, 2016	—	—
Common stock, $0.00001 par value: 300,000,000 shares authorized at September 30, 2017 and December 31, 2016; 28,498,847 and 20,823,873 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	285	208
Additional paid-in capital	78,999,693	68,326,818
Accumulated deficit	(76,770,459)	(60,277,267)
Accumulated other comprehensive loss	(3,558)	(6,892)
Total stockholders’ equity	2,225,961	8,042,867
Total liabilities and stockholders’ equity	$11,839,444	$14,535,708

Contacts:

Viking Therapeutics

Michael Morneau

858-704-4660

mmorneau@vikingtherapeutics.com

Vida Strategic Partners

Stephanie Diaz (Investors)

415-675-7401

sdiaz@vidasp.com

Tim Brons (Media)

415-675-7402

tbrons@vidasp.com